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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of TriNet Corporate Realty Trust, Inc. on Form S-3 (File No. 333-29593), Form S-3 (File No. 333-42717), Form S-8 (File No. 333-02222), and Form S-8 (File No.
333-35149) of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of TriNet Corporate Realty Trust, Inc. as of December 31, 1997 and 1996 and for each of the three years in then ended, which report is included in this Annual Report on Form 10-K.


                                          COOPERS & LYBRAND L.L.P.



San Francisco, California
March 30, 1998